EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-75531, No. 333-57006, No. 333-57008, No. 333-57010, No. 333-57012) of Varian Medical Systems, Inc. of our report dated November 12, 2004, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
December 10, 2004